Exhibit 99.1

LLR PARTNERS TO ACQUIRE I-MANY

PHILADELPHIA, PA, and EDISON, NJ, April 29, 2009 — LLR Partners, one of the Mid-Atlantic’s largest private equity investment firms, with more than $1.4 billion under management, and I-many, Inc. (NASDAQ: IMNY), a leading provider of contract management software and services for the enterprise, announced today a definitive merger agreement under which LLR Partners will acquire I-many for approximately $0.43 per share in cash.

The transaction is valued at $36 million, including consideration payable to holders of options and warrants, or approximately $23.3 million net of I-many’s debt and transaction-related expenses, as set forth in the merger agreement. The transaction price represents a premium of nearly 50% above I-many’s closing stock price earlier this week, as well as more than 70% above the average closing prices during the past week, the past four week period, and the three-month and six-month periods.

The estimated $0.43 per-share cash payment to I-many’s shareholders assumes, among other things, that I-many has a cash balance of $8 million at the closing of the transaction. If the cash balance at closing is greater than $8 million, the difference will be added to the amount available for distribution to stockholders. If the cash balance at closing is less than $8 million, the amount available for distribution to stockholders will be less.

The transaction has been approved unanimously by the I-many board of directors and is subject to customary closing conditions, including the approval of I-many’s stockholders. It is expected to close during the third calendar quarter of 2009.

In connection with the acquisition, the holders of I-many’s senior convertible notes have agreed to allow the company to redeem their notes in full for cash at the closing. The holders of I-many’s senior convertible notes have also agreed not to accelerate the redemption of their notes if the company’s common stock is de-listed from the NASDAQ Capital Market before the closing of the transaction.

“Given I-many’s difficult challenges regarding outstanding debt obligations and possible NASDAQ de-listing, LLR Partners presents an ideal opportunity to effectively address these issues, preserve shareholder value, and maintain our commitment to our customers,” said John A. Rade, president and CEO of I-many. “LLR has built a successful track record of investments across many services industries, with information technology, business services, and healthcare as key areas of focus. Among the potential strategic partners we considered for I-many, we believe LLR possess the greatest understanding of the unique value of I-many as a leading provider of contract management solutions for the enterprise.”

“For our stockholders,” said Rade, “LLR’s understanding is reflected in the favorable terms established in this transaction. For our customers, LLR expands our potential resources in terms of both financial strength and knowledge of our industry, and brings a shared vision of growth and opportunity. We are encouraged by their reputation for developing long-term partnerships with the management teams of their portfolio companies, and supporting them in building their businesses.”

According to partner Gregory M. Case of LLR Partners: “An investment in I-many offers LLR the chance to partner with a valuable franchise and a core team of capable executives. Together, LLR Partners and I-many will work to leverage the company’s domain knowledge and technical capability for the benefit of I-many’s existing customers and prospects in pharmaceutical development/manufacturing, medical devices and other industries where increased regulatory oversight and the need for enhanced compliance requires leading edge solutions for enhanced data management, data processing and business intelligence.”

I-many was advised by Montgomery & Co., LLC in this transaction.

Conference Call

I-many will hold a conference call to discuss the acquisition and financial results for the first quarter of 2009 today at 4:30 p.m. Eastern time. I-many Chairman, President and CEO John A. Rade and CFO Kevin M. Harris will host the presentation, followed by a question and answer period.

Date: Wednesday, April 29, 2009

Time: 4:30 pm Eastern time (1:30 pm Pacific time)

Dial-In Number: 1-800-894-5910

International: 1-785-424-1052

Conference ID#: 7IMANY

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call, please contact the Liolios Group at 949-574-3860.

A simultaneous webcast of the call will be accessible via the investor section of I-many’s website at www.imany.com.

A telephone replay of the call will be available within about 48 hours of the call until May 29, 2009: Dial 1-800-374-1375 or 1-402-220-0682 (No passcode required).

About LLR Partners

LLR Partners, a leading private equity firm based in Philadelphia, PA, provides capital to middle market growth companies with proven business models in a broad range of industries including healthcare, financial and business services, information technology and education. With over $1.4 billion under management, LLR is flexible in its approach, taking minority or majority positions, and investing in transactions ranging from expansion and growth capital to recapitalizations and buyouts. For more information on LLR, please visit www.llrpartners.com.

About I-many

I-many is a leading provider of contract management software and services for the enterprise. With hundreds of companies across 21 industries worldwide, I-many is enabling businesses to manage the entire contract life cycle, from pre-contract processes and contract management to active compliance, contract optimization, demand channel visibility and control. The result is an end-to-end solution that provides greater levels of insight into contract performance, allowing companies to improve profitability and achieve a measurable return on investment. For more information, please visit www.imany.com.

Forward-looking Statements

This news release contains forward-looking statements, and actual results may vary from those expressed or implied herein. Actual results could differ materially from current expectations. Factors that could cause or contribute to such differences include, but are not limited to, the risks surrounding the closing of the transaction, including failure of I-many’s stockholders to approve the merger; operational disruption from the merger; general economic and market conditions and other risk factors set forth from time to time in the company’s filings with the Securities and Exchange Commission (the “SEC”).

Additional Information and Where to Find It

I-many plans to file with the SEC and mail to its stockholders a proxy statement (the “Proxy Statement”) in connection with the merger agreement with LLR Partners (the “Merger Agreement”) and related transactions. The Proxy Statement will contain important information about I-many, LLR Partners, the Merger Agreement and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE.

Investors and security holders will be able to obtain free copies of the Proxy Statement (when it is available) and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement (when it is available) from the Company by contacting I-many, Inc., Attn: Secretary, 399 Thornall Street, 12th Floor, Edison, NJ.

I-many and LLR Partners, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of I-many in respect of the transactions contemplated by the Merger Agreement. Information regarding I-many’s directors and executive officers will be included in the Proxy Statement. Additional information regarding these directors and executive officers is contained in I-many’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as amended by Amendment No. 1 dated April 29, 2009, which is filed with the SEC and available free of charge at the SEC’s web site at www.sec.gov. As of March 31, 2009, I-many’s directors and executive officers beneficially owned approximately 5,885,994 shares, or 10.9%, of I-many’s common stock. This excludes 7,383,264 shares owned by Ramius LLC, of which Mark R. Mitchell, a director of I-many, is an executive officer and for which Mr. Mitchell disclaims beneficial ownership. Information regarding LLR Partners’ directors and officers and a more complete description of the interests of I-many’s directors and officers will be available in the Proxy Statement.

LLR Partners Contacts

Press contact:

Gregory FCA

Kristy DelMuto, 610-642-8253 x144

Kristy@GregoryFCA.com

or

Corporate contact:

LLR Partners

Scott Perricelli, 215-717-2915

sperricelli@LLRPartners.com

I-many Contacts

I-many, Inc. Kevin Harris, CFO

732-452-1515 kharris@imany.com

or

Investor Relations: Liolios Group, Inc.

Scott Liolios or Geoffrey Plank

949-574-3860

info@liolios.com